   As filed with the Securities and Exchange Commission on October 2, 1995
                                                        Registration No.
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                             ---------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                             ---------------------

                         FIRST FIDELITY BANCORPORATION
               (Exact name of issuer as specified in its charter)

          New Jersey                                     22-2826775
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation of organization)
                                                   Broad & Walnut Streets
       550 Broad Street                       Philadelphia, Pennsylvania  19109
   Newark, New Jersey  07102                           (215) 985-8127
        (201) 565-3200

                    (Address of principal executive offices)

                   FIRST FIDELITY BANCORPORATION SAVINGS PLAN
                            (Full title of the plan)

                           JAMES L. MITCHELL, ESQUIRE
                         First Fidelity Bancorporation
                                550 Broad Street
                           Newark, New Jersey  07102
                    (Name and address of agent for service)

                                 (201) 565-7119
         (Telephone number, including area code, of agent for service)

                            -----------------------

                                    Copy to:
                               JAMES W. JENNINGS
                            Morgan, Lewis & Bockius
                             2000 One Logan Square
                          Philadelphia, PA  19103-6993
                                 (215) 963-5276

                            -----------------------

                        CALCULATION OF REGISTRATION FEE

=============================================================================================================================
     Title of securities             Number of           Proposed maximum        Proposed maximum
            to be                  shares to be           offering price             aggregate               Amount of
        registered (1)            registered (2)           per share (3)         offering price (3)     registration fee (4)
-----------------------------------------------------------------------------------------------------------------------------
  Common Stock, Par Value             610,000                 $65.813               $40,145,930              $13,843.42
  $1.00 per share
=============================================================================================================================

(1) This registration statement covers shares of Common Stock of First Fidelity Bancorporation which may be offered or sold pursuant to the First Fidelity Bancorporation Savings Plan. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein. Pursuant to Rule 457(h)(2), no separate registration fee is required with respect to the interests in the plan.

(2) Each share of Common Stock covered by this registration statement has attached thereto one Right to Purchase Series E Junior Participating Preferred Stock of First Fidelity Bancorporation and such Rights are included in this registration statement. Because the Rights are issued for no additional consideration, no additional registration fee is required.

(3) Estimated pursuant to paragraphs (c) and (h) of Rule 457 solely for the purpose of calculating the registration fee, based upon the average of the reported high and low sales prices for a share of Common Stock on September 25, 1995, as reported on the New York Stock Exchange.

(4)   Calculated pursuant to Section 6(b) as follows: 1/29 of one percent of the proposed maximum aggregate offering price.
================================================================================

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

      Pursuant to General Instruction E of Form S-8, the contents of the Company's earlier Registration Statements on Form S-8 (Registration No. 33-20089, Registration No. 33-45404 and Registration No. 33-52469) relating to the First Fidelity Bancorporation Savings Plan are incorporated herein by reference.

ITEM 8.  EXHIBITS.

      The following is a list of exhibits filed as part of this Registration Statement.

Exhibit
Number                            Exhibit
------                            -------
  5.1            Opinion of Morgan, Lewis & Bockius.

  5.2            Internal Revenue Service Determination Letter (incorporated by reference to Exhibit 5(c) to the  Company's
                 Registration Statement on Form S-8 (No. 33-20089)), filed with the Commission on  February 11, 1988.  The
                 Registrant undertakes that it will submit any amendments thereto to the  Internal Revenue Service (the
                 "IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the
                 Savings Plan.

 15.1            Letter of KPMG Peat Marwick regarding unaudited interim financial information.

 23.1            Consent of KPMG Peat Marwick.

 23.2            Consent of Morgan, Lewis & Bockius (included in Exhibit 5.1).

 24.1            Power of Attorney.

                                   SIGNATURES

      The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of New Jersey on September 27, 1995.

                                 FIRST FIDELITY BANCORPORATION



                                 By:       /s/ James L. Mitchell
                                      -----------------------------------------
                                      James L. Mitchell
                                      Executive Vice President, General
                                      Counsel and Secretary



      The Plan. Pursuant to the requirements of the Securities Act of 1933, the Administrative Committee of the First Fidelity Bancorporation Savings Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of New Jersey, on September 27, 1995.

                                 FIRST FIDELITY BANCORPORATION
                                 SAVINGS PLAN

                                 By:  ADMINISTRATIVE COMMITTEE



                                 By:       /s/ William A. Karmen
                                      -----------------------------------------
                                      William A. Karmen
                                      Chairman of the Administrative Committee





      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                Signature                         Title                     Date
                ---------                         -----                     ----
                  *                               Chairman of the Board,    September 27, 1995
 -------------------------------------------      President and Chief
            Anthony P. Terracciano                Executive Officer


                  *                               Director                  September 27, 1995
 -------------------------------------------
            Louis E. Azzato

                  *                               Director                  September 27, 1995
 -------------------------------------------
            Edward E. Barr

                Signature                         Title                     Date
                ---------                         -----                     ----
                  *                               Director                  September 27, 1995
 -------------------------------------------
            Roland K. Bullard, II

                  *                               Director                  September 27, 1995
 -------------------------------------------
            Lee A. Butz


                  *                               Director                  September 27, 1995
 -------------------------------------------
            Luther R. Campbell, Jr.


                  *                               Director                  September 27, 1995
 -------------------------------------------
            John Gilray Christy

                                                  Director                  September 27, 1995
 -------------------------------------------
            James G. Cullen


                  *                               Director                  September 27, 1995
 -------------------------------------------
            Gonzalo de Las Heras

                  *                               Director                  September 27, 1995
 -------------------------------------------
            E. James Ferland


                  *                               Director                  September 27, 1995
 -------------------------------------------
            Arthur M. Goldberg


                  *                               Director                  September 27, 1995
 -------------------------------------------
            Leslie E. Goodman

                  *                               Director                  September 27, 1995
 -------------------------------------------
            Frank M. Henry

                  *                               Director                  September 27, 1995
 -------------------------------------------
            Juan Rodriguez Inciarte

                  *                               Director                  September 27, 1995
 -------------------------------------------
            John R. Kennedy


                  *                               Director                  September 27, 1995
 -------------------------------------------
            Rocco J. Marano


                  *                               Director                  September 27, 1995
 -------------------------------------------
            James D. Morrissey, Jr.

                Signature                         Title                     Date
                ---------                         -----                     ----
                  *                               Director                  September 27, 1995
 -------------------------------------------
            Joseph Neubauer

                                                  Director                  September 27, 1995
 -------------------------------------------
            Peter C. Palmieri


                  *                               Director                  September 27, 1995
 -------------------------------------------
            Donald C. Parcells


                  *                               Principal Financial       September 27, 1995
 -------------------------------------------      Officer and Director
            Wolfgang Schoellkopf

                  *                               Director                  September 27, 1995
 -------------------------------------------
            Robert Montgomery Scott


                  *                               Director                  September 27, 1995
 -------------------------------------------
            Rebecca Stafford

                  *                               Director                  September 27, 1995
 -------------------------------------------
            Sefton Stallard


                  *                               Director                  September 27, 1995
 -------------------------------------------
            Bernard C. Watson


                  *                               Principal Accounting      September 27, 1995
 -------------------------------------------      Officer
            Anthony R. Burriesci




*     By: /s/  James L. Mitchell
         ----------------------------------
               James L. Mitchell
               Attorney-in-fact

                               INDEX TO EXHIBITS


Exhibit                                                                              Sequentially
Number                             Document                                          Numbered Page
------                             --------                                          -------------
  5.1*                            Opinion of Morgan, Lewis & Bockius.

  5.2                             Internal Revenue Service Determination Letter
                                  (incorporated by reference).

 15.1*                            Letter of KPMG Peat Marwick regarding
                                  Unaudited Interim Financial Information.


 23.1*                            Consent of KPMG Peat Marwick

 23.2                             Consent of Morgan, Lewis & Bockius
                                  (included in Exhibit 5.1).

 24.1*                            Power of Attorney.


*  Filed herewith.